SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

October 28, 2005

Date of Report (Date of earliest event reported)

PMC-SIERRA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-19084	94-2925073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3975 Freedom Circle

Santa Clara, CA 95054

(Address of Principal Executive Offices) (Zip Code)

(408) 239-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On October 28, 2005, PMC-Sierra, Inc. (“PMC” or the “Company”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Avago Technologies Pte. Limited (formerly Argos Acquisition Pte. Ltd.) (the “Seller”) to acquire the storage semiconductor business (the “Storage IC Business”) of Agilent Technologies, Inc. (“Agilent”). Avago had previously entered into an Asset Purchase Agreement with Agilent providing for the purchase of substantially all of the assets of Agilent’s Semiconductor Products Group (“SPG”). The Storage IC Business is currently a part of SPG. Under the terms of the Purchase Agreement, Palau Acquisition Corporation, a Delaware corporation and direct wholly-owned subsidiary of the Company will purchase the Storage IC Business for approximately $425 million in cash, subject to adjustment based on net inventory at closing. It is expected that this transaction will close in January 2006, subsequent to the closing of Seller’s acquisition of SPG.

Pursuant to the terms of the Purchase Agreement, the Company has agreed to acquire the Storage IC Business, including the intellectual property used exclusively in the Storage IC Business, other assets including manufacturing and design personnel, inventory, and customer supply agreements. Seller will hold the assets Storage IC Business primarily in Avago Technologies Storage IP Pte. Ltd., a company organized under the laws of Singapore, and Avago Technologies Storage, Inc., a company organized under the laws of Delaware, both wholly-owned subsidiaries of Seller. Under the terms of the Purchase Agreement, the Company will acquire all the outstanding capital stock of Avago Technologies Storage IP Pte. Ltd. and Avago Technologies Storage, Inc., as well as certain other assets of Seller or its subsidiaries. The Company will also assume certain other liabilities related to the Storage IC Business.

The Company has made customary representations, warranties and covenants in the Purchase Agreement. The transaction is subject to antitrust approvals and other customary closing conditions, agreeing, among other things, not to compete with the Company for a period of three years following closing.

In addition, pursuant to the terms of the Purchase Agreement, each party has agreed to indemnify the other for damages arising from, among other things, such party’s breach of its representations, warranties or covenants under the Purchase Agreement, subject to the limitations contained in the Purchase Agreement.

In connection with the acquisition, the parties have or will also enter into several ancillary and related agreements, including a transition services agreement, designed to ensure a smooth transition of the Business to the Company.

A copy of the Purchase Agreement is attached as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement.

ITEM 7.01. Regulation FD Disclosure.

The Company held a conference call open to the public on Monday, October 31, 2005 to discuss the acquisition. Certain comments made by representatives of the Company on such conference call may have contained certain forward–looking statements related to the PMC’s business that are based on the Company’s current expectations. Such forward–looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied in the forward–looking statements. All forward–looking statements should be evaluated with the understanding of their inherent uncertainty. The Registrant’s written policy on forward–looking statements can be found in its most recent Annual Report on Form 10–K filed with the Securities and Exchange Commission.

In addition to the risks the Company generally faces in connection with acquisitions, including difficulties in assimilating and integrating the operations, personnel, technologies, products and information systems of acquired businesses, there are several risks that the Company faces in connection with this particular acquisition. While the Company conducted a thorough due diligence investigation of the Storage IC Business, because of difficulty in segregating information from Agilent’s SPG, the Company’s access to certain information (including audited financial statements for the Storage IC Business) was limited or unavailable, and there may be liabilities or accounting issues of which it is not aware. This business is larger and may be more difficult to integrate than the businesses PMC has historically acquired. The acquisition requires the Company to operate facilities in Singapore, a business market in which it has limited prior experience and which is subject to additional constraints imposed by local laws and regulations. The acquisition may make the Company reliant on a limited number of customers for a major portion of its revenues. PMC may also be unsuccessful at either selling the existing products of the acquired business or developing and selling new products of the combined company. That Company may not achieve its goal of improving time-to-market for integrated circuits using its existing technology and the acquired business’ technology. The asset purchase agreement is also subject to certain closing conditions which the Company does not control, including the initial purchase of Agilent’s SPG by the Seller. In addition, the Seller must prepare and deliver audited financial statements of the Storage IC Business prior to closing. As a result, the Company cannot assure it will be able to consummate this acquisition.

If PMC fails to successfully address these integration challenges in a timely manner, or at all, it may not realize the anticipated benefits or synergies of the acquisition to the extent, or in the time frame, anticipated. Even if the storage semiconductor business is successfully integrated, the Company may not receive the expected benefits of the acquisition, which are based on forecasts which are subject to numerous assumptions which may prove to be inaccurate. Any one of these integration challenges or any combination thereof could adversely affect PMC’s cashflow and results of operations, and as a result the acquisition may prove to be dilutive to existing shareholders.

Although the Company believes, based on information provided by Seller, that the acquisition will be immediately accretive for PMC on a non-GAAP basis, the Company expects that the acquisition will result in the recording and later amortization of intangible assets and deferred tax liabilities, as well as additional accounting charges, including potential repatriation tax charges and other integration charges, which will negatively impact PMC’s results of operations and may result the acquisition being dilutive to existing shareholders on a GAAP basis. Additional accounting charges may be required, which may or may not be significant. A comparable GAAP financial measure is not available at this time without an unreasonable effort.

The press release announcing the acquisition, dated October 30, 2005, is furnished as Exhibit 99.1 hereto. The information contained in Exhibit 99.1 shall not be shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed to be incorporated by reference into any filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

2.1	Purchase and Sale Agreement dated October 28, 2005.

99.1	Press release dated October 30, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMC-SIERRA, INC. (Registrant)

Date:	November 3, 2005	By:	/s/ Alan F. Krock

Alan F. Krock Vice President Chief Financial Officer and Principal Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Purchase and Sale Agreement dated October 28, 2005.
99.1	Press release dated October 30, 2005.

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